UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

OCTAGON 88 RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Zeglistrasse 30, Englberg, Switzerland	6390
(Address of principal executive offices)	(Zip Code)

41-799-184471
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On October 3, 2012, the Octagon 88 Resources, Inc. (the “Company”) entered in to a letter agreement for a Financing Commitment and Credit Facility (the “Financing Agreement”) for the Company with Zentrum Energie Trust AG. (“Zentrum’), whereby Zentrum will provide both debt and equity funds to the Company for investments in assets owned by private operating oil companies.

Under the terms of the Financing Agreement, the first draw is to be an equity placement into the Company by Zentrum of $500,000 by way of the issuance of 200,000 units, each unit consisting of one share of common stock at $2.50 per share and a one year warrant to purchase an additional 200,000 shares of common stock at an exercise price of $3.00 per share and a three year warrant to purchase 200,000 shares of common stock at an exercise price of $3.00 per share.

Further funds may be by way of debt or equity.  Any funds drawn down as debt under the credit facility will have a first security charge on the investments acquired with such funds.

Fees of 8% for equity placements and 3% for debt placements will be deducted on funding.   For any debt converted to equity, a further fee of 5% will be paid by the Company at conversion.

Zentrum has agreed that the Company may allocate up to ten percent of the funds from debt or equity for general and administrative costs and due diligence costs and any other costs they may approve from time to time.

Zentrum shall further have a first right of refusal on all financings for a period of two years from the execution of the formal agreement.

The final agreement shall provide for registration rights.

Zentrum’s legal counsel is preparing the formal agreements for execution.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of  Directors

On October 3, 2012, the Board of Directors of Octagon 88 Resources, Inc. (the “Company”)  appointed Dr. Peter Beck as a Director of the Company.

Dr. Peter Beck – Director – Age 53

Dr. Beck has been a practicing dentist with his own practice since 1995.    In 1985 he graduated from the Zuerich University and went on to receive his Doctor of Medicine Dentistry in 1988.

He is not currently an officer or director of any other reporting issuers.

Dr. Beck currently holds no other positions with the Company. There is no arrangement or understanding pursuant to which Dr. Beck was appointed as a Director of the Company. Dr. Beck has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Dr. Beck is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Dr. Beck, or any grant or award to Dr. Beck or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Dr. Beck. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Directors

On October 4, 2012, Jacqueline Danforth resigned as a Director of the Company.   Ms. Danforth did not resign due to any dispute or disagreement with the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

9.01(d) Exhibits

Number	Description
10.1	Financing Commitment between the Company and Zentrum Energie Trust AG.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAGON 88 RESOURCES, INC.

Dated: October 4, 2012	By:	/s/ Feliciano Tighe
	Name:	Feliciano Tighe
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director